CHURCHILL DOWNS INCORPORATED RESTRICTED SHARE UNIT AGREEMENT _______ RESTRICTED SHARE UNITS THIS RESTRICTED SHARE UNIT AGREEMENT (the “Agreement”) is made as of the ____ day of _________, 20__ by and between _______________ (the “Executive”), and Churchill Downs Incorporated (the “Company”), a Kentucky corporation with its principal place of business at 600 N. Hurstbourne Parkway, Louisville, Kentucky 40222. Capitalized terms not defined herein shall have the meanings specified in the Churchill Downs Incorporated 2025 Omnibus Stock and Incentive Plan (the “Plan”). WITNESSETH: WHEREAS, the Plan provides for the granting of restricted share units (“RSUs”) with respect to shares of the Company’s common stock, no par value per share (the “Common Stock”), in accordance with the terms and provisions thereof and the Executive is a person eligible for participation under the Plan; WHEREAS, the Committee authorized and directed the Company to make an award of RSUs to the Executive under the terms and conditions set forth in this Agreement; and WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of such award. NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Grant of Restricted Share Units. Subject to the further terms, conditions and restrictions contained in this Agreement and the Plan, the Company hereby grants to the Executive _______ RSUs, which are equal to an equivalent number of shares of Common Stock, in consideration for services to be performed by the Executive as an employee of the Company and its Subsidiaries. As long as the RSUs are subject to the Restrictions set forth in Section 2 of this Agreement, such RSUs shall be deemed to be, and are referred to in this Agreement as, the “Restricted Share Units.” 2. Restrictions. During applicable periods of restriction determined in accordance with Section 4 of this Agreement, Restricted Share Units, and all rights with respect to such Restricted Share Units, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of (other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company) and shall be subject to the risk of forfeiture contained in Section 3 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as the “Restrictions”). Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Restricted Share Units, the Restricted Share Units and all rights hereunder shall immediately become null and void.

- 2 - 3. Forfeiture of Restricted Share Units. Subject to Section 4 below, in the event that the Executive’s employment with the Company and its Subsidiaries terminates for any reason, such event shall constitute an “Event of Forfeiture” and all RSUs which at that time are Restricted Share Units shall thereupon be forfeited by the Executive to the Company without payment of any consideration by the Company, and neither the Executive nor any heir, personal representative, successor or assign of the Executive shall have any right, title or interest in or to such Restricted Share Units. 4. Lapse of Restrictions. (a) The Restrictions on the respective Restricted Share Units shall lapse per the schedule immediately below (each, a “Vesting Date”), provided, however, that (1) such corresponding Vesting Date occurs prior to a Termination of Employment (as defined in Appendix A), but subject to Sections 4(c), 4(d) and 4(e) below, and (2) Executive complies with the covenants set forth in Section 5 below: Vesting Date # of RSUs for which Restrictions lapse and which become non-forfeitable December 31, 20__ 1/3 December 31, 20__ 1/3 December 31, 20__ 1/3 (b) Subject to the Executive’s valid election to defer receipt and settlement of the RSUs under the Company’s deferral plan then in effect and in which the Executive participates, upon the lapse of the Restrictions in accordance with this Section 4, the Company shall, as soon as practicable thereafter (and in any event, within thirty (30) days thereafter), settle the RSUs in shares of Common Stock and deliver to the Executive a certificate (or record as a book entry and deliver evidence of same to the Executive) (without any restrictive endorsement referring to such Restrictions) for the RSUs that are no longer subject to such Restrictions provided, however, the Company may elect, in its sole discretion, to settle the RSUs in cash, with the value of the cash payment determined based on the Fair Market Value of a share of Common Stock on the applicable Vesting Date (or, if applicable Termination of Employment or upon Executive’s death or Disability in accordance with Sections 4(d) or 4(e) below) and, if the Company settles the RSUs in cash, the Executive shall have no further rights to shares of Common Stock with respect to the RSUs settled in cash. (c) In the event the Executive’s employment is terminated by the Company other than for Cause (as defined in Appendix A), Disability (as defined in Appendix A) or death, or if the Executive voluntarily resigns for Good Reason (as defined in Appendix A) or retires on or after attaining age 65 with the consent of the Company, then for purposes of determining any lapse of the Restrictions in (a) above and the forfeiture of Restricted Share Units, if any, under Section 3 and Section 4, and, provided the Executive complies with the covenants set forth in Section 5, the Executive’s employment shall be considered to continue through the Vesting Dates

- 3 - set forth in Section 4(a), with the RSUs to be settled pursuant to Section 4(b) following the Vesting Dates set forth in Section 4(a). (d) If, during the 24-month period following a Change in Control: (i) the Executive is terminated by the Company other than for Cause, Disability or death, or (ii) the Executive voluntarily resigns for Good Reason, all Restrictions on the respective Restricted Share Units that have not been previously forfeited under Section 3 as of the date of Termination of Employment shall lapse immediately as of the date of Termination of Employment, with the RSUs to be settled as soon as practicable thereafter (and in any event, within thirty (30) days thereafter). (e) Upon the Executive’s death or Disability (as defined in Appendix A), all Restrictions on the respective Restricted Share Units that have not been previously forfeited under Section 3 as of the date of death or Disability shall lapse immediately, with settlement to be made to the Executive’s estate in the event of Executive’s death, with the RSUs to be settled as soon as practicable thereafter (and in any event, within thirty (30) days thereafter). 5. Covenants. (a) Confidentiality. Executive agrees that Executive will not at any time during Executive's employment with the Company or thereafter, except in performance of Executive's obligations to the Company hereunder, disclose, either directly or indirectly, any Confidential Information (as hereinafter defined) that Executive may learn by reason of his association with the Company. The term "Confidential Information" shall mean any past, present, or future confidential or secret plans, programs, documents, agreements, internal management reports, financial information, or other material relating to the business, strategies, services, or activities of the Company, including, without limitation, information with respect to the Company's operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, including leases, regulatory status, compensation paid to employees, or other terms of employment, and trade secrets, market reports, customer investigations, customer lists, and other similar information that is proprietary information of the Company; provided, however, the term "Confidential Information" shall not include any of the above forms of information which has become public knowledge, unless such Confidential Information became public knowledge due to any act or acts by Executive or his representative(s) in violation of this Agreement. Notwithstanding the foregoing, Executive may disclose such Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company and/or its affiliates, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information; provided, further, that in the event that Executive is ordered by any such court or other government agency, administrative body, or legislative body to disclose any Confidential Information, Executive shall (i) promptly notify

- 4 - the Company of such order, (ii) at the reasonable written request of the Company, diligently contest such order at the sole expense of the Company as expenses occur, and (iii) at the reasonable written request of the Company, seek to obtain, at the sole expense of the Company, such confidential treatment as may be available under applicable laws for any information disclosed under such order. Nothing contained herein prohibits Executive from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange. Executive is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive is further notified that if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. (b) Non-Solicit. During Executive’s employment and for two (2) years immediately following a Termination of Employment for any reason, Executive shall not, without the prior written consent of the Company, solicit or induce any then- existing employee of the Company or any of its Subsidiaries to leave employment with the Company or any of its Subsidiaries or contact any then-existing customer or vendor under contract with the Company or any of its Subsidiaries for the purpose of obtaining business similar to that engaged in, or received (as appropriate), by the Company, except that Executive shall not be precluded from (i) hiring any such employee who has been terminated by the Company or its Subsidiaries prior to commencement of employment discussions between the Executive or his/her subsequent employer and such employee, (ii) employing or contacting any such person who contacts Executive or his/her subsequent employer on his or her own initiative without any otherwise prohibited solicitation, or (iii) employing or contacting any person as a result of general solicitations not specifically directed at the Company, any of its Subsidiaries or any of its employees. (c) Non-Disparagement. The Executive agrees that during his employment and following a Termination of Employment for any reason, Executive shall not, directly or indirectly, in any individual or representative capacity whatsoever,

- 5 - make any public or private statements (whether orally or in writing), other than true statements to the extent necessary to prosecute or defend any adversarial proceedings against the Company, that disparage, denigrate or malign the Company or that could be detrimental in any respect to the reputation or goodwill of the Company. (d) Cooperation. Executive agrees that during his employment or following a Termination of Employment for any reason, Executive shall, upon reasonable advance notice, assist and cooperate with the Company as is reasonable with regard to any investigation or litigation related to a matter or project in which Executive was involved during Executive's employment. The Company shall reimburse Executive for all reasonable and necessary expenses related to Executive's services under this Section 6(d) (i.e., travel, lodging, meals, telephone and overnight courier) within ten (10) business days of Executive submitting to the Company appropriate receipts and expense statements. 6. Withholding Requirements. Whenever Restrictions lapse with respect to RSUs, the Company shall retain shares of Common Stock otherwise deliverable to the Executive (or if cash is delivered in lieu of shares, the cash payment made to the Executive) in an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to delivering any such shares of Common Stock (or making such payments) to the Executive, unless a different method of withholding or remittance is requested by the Executive. 7. Effect Upon Employment. Nothing contained in this Agreement shall confer upon the Executive the right to continue in the employment of the Company or its Subsidiaries or affect any right that the Company or its Subsidiaries may have to terminate the employment of the Executive. 8. Amendment. This Agreement may not be amended, modified or supplemented except with the consent of the Committee and by a written instrument duly executed by the Executive and the Company. 9. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Executive accepts the award of RSUs hereunder subject to all of the terms and conditions of this Agreement. Executive hereby agrees to accept as binding, conclusive and final all reasonable decisions and interpretations of the Committee upon any questions arising under this Agreement, including without limitation, the interpretation of the Restrictions imposed upon the RSUs. 10. Notices. Notices shall be deemed delivered if delivered personally or if sent by registered or certified mail to the Company at its principal place of business, as set forth above, and to Executive at the address as shall most currently appear on the records of the Company, or at such other address as either party may hereafter designate in writing to the other. 11. No Rights to Shares and No Rights as a Shareholder. Under no circumstances shall this Agreement be deemed to give the Executive any right to receive any equity in the Company or any affiliate, including without limitation the Common Stock or any related rights, such as the

- 6 - right to vote or receive dividends. The Restricted Share Units shall include a right to dividend equivalents equal to the value of any dividends paid on the Common Stock for which the dividend record date occurs between the Grant Date and the date the Restricted Share Units are settled or forfeited. Subject to vesting, each dividend equivalent entitles the Executive to receive the equivalent cash value of any such dividends paid on the number of shares underlying the Restricted Share Units that are outstanding during such period. Dividend equivalents will be accrued (without interest) and will be subject to the same conditions as the Restricted Share Units to which they are attributable, including, without limitation, the vesting conditions and the provisions governing the time and form of settlement of the Restricted Share Units. 12. Investment Representation. If the shares of Common Stock acquired upon vesting of the Restricted Share Units under this Agreement are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statements, the Executive, if the Committee shall reasonably deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by the Executive under this Agreement will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that the Executive has acquired such shares of Common Stock for his own account and not with a view to the distribution thereof. 13. Compliance with Applicable Law. The rights of the Executive and the obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver certificates for shares of Common Stock before (i) the listing of such shares on any stock exchange or over-the-counter market, such as NASDAQ, on which the Common Stock may then be listed or traded, and (ii) the completion of any registration or qualification of any governmental body which the Company shall, in its sole discretion, determines to be necessary or advisable. The Company agrees to use its best efforts to procure any such listing, registration or qualification. 14. Severability. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of the remaining provisions of the Agreement, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Agreement with the parties agreeing in such event to make all reasonable efforts to replace such invalid or unenforceable provision with a valid provision that will place the parties in approximately the same economic position as contemplated hereunder. 15. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the Commonwealth of Kentucky. The Executive consents to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky and of any federal court located in Jefferson County, Kentucky in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to or in connection with this Agreement, or any breach of this Agreement or any such document or instrument. 16. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, including Section 13 related to Capitalization Adjustments and Section 15 related to the Change in Control provisions, and shall be interpreted in accordance therewith. In the event that

- 7 - the provisions of this Agreement and the Plan conflict, the Plan shall control. The Executive hereby acknowledges receipt of a copy of the Plan. 17. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. 18. Counterparts and Signatures. This Agreement may be signed in counterparts, each of which shall be an original, with the effect as if the signatures thereto and hereto were upon the same instrument. Signatures conveyed by facsimile or PDF file shall constitute original signatures. 19. Code Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent, and each payment hereunder shall be considered a separate payment. In the event the terms of this Agreement would subject Executive to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and Executive shall cooperate diligently to amend the terms of the Agreement to avoid such 409A Penalties, to the extent possible. To the extent the RSUs under this Agreement are payable by reference to Executive’s “Termination of Employment” such term and similar terms shall be deemed to refer to Executive’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, to the extent the RSUs constitute nonqualified deferred compensation, within the meaning of Section 409A, then (i) if Executive is a “specified employee” (within the meaning of Section 409A of the Code) as of the date of Executive’s separation from service and such RSUs are payable upon Executive’s separation from service and would have been paid prior to the six-month anniversary of Executive’s separation from service, then the payment of such RSUs shall be delayed until the earlier to occur of (A) the first day of the seventh month following Executive’s separation from service or (B) the date of Executive’s death and (ii) if the Change in Control is not a “change in control event” within the meaning of Section 409A of the Code, then any RSUs that vest under Section 4(d) shall vest and be settled in accordance with the Vesting Dates set forth in Section 4(a) to the extent required to comply with Section 409A of the Code.

IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Agreement as of the date first above written. EXECUTIVE CHURCHILL DOWNS INCORPORATED By: Name: Title:

A-1 APPENDIX A DEFINITIONS (a) “Base Salary” – means the Executive’s base salary as of the date the Agreement is executed. (b) “Cause” for termination by the Company of Executive’s employment with the Company means any of the following: (i) the willful and continued failure of Executive to perform substantially his duties to the Company (other than any such failure resulting from incapacity due to disability), after a written demand to cure such failure (the “Demand to Cure”) is delivered to Executive by the Chief Executive Officer which specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties; (ii) Executive’s conviction of, or plea of guilty or no contest to (A) a felony or (B) a misdemeanor involving dishonesty or moral turpitude; or (iii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the business or reputation of the Company. For purposes of this definition, no act or failure to act, on the part of Executive, shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon specific authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel of the Company which Executive honestly believes is within such counsel’s competence shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The Company shall give written notice to Executive of the termination for Cause. Such notice shall state in detail the particular act or acts or the failure or failures to act that constitute the grounds on which the Cause termination is based and such notice shall be given within six (6) months of the occurrence of, or, if later, the Company’s actual knowledge of, the act or acts or the failure or failures to act which constitute the grounds for Cause. Executive shall have sixty (60) days upon receipt of the Demand to Cure in which to cure such conduct, to the extent such cure is possible. (c) “Disability” means that Executive becomes “disabled” within the meaning of Section 409A(a)(2)(C) of the Code or any successor provision and the applicable regulations thereunder. (d) “Good Reason” for termination by Executive of Executive’s employment means the occurrence (without Executive’s express written consent) of any one of the following acts by the Company or failures by the Company to act: (i) the assignment to Executive of any duties inconsistent in any material respect with the position held by the Executive at the time this Agreement is executed (including status, office, title and reporting requirements), or the authority, duties or

A-2 responsibilities of the position, or any other diminution in any material respect in such position, authority, duties or responsibilities unless agreed to by Executive; (ii) the sale or other disposition of a material portion of the business or assets of the Company which results in a material change to the Executive’s position, authority, duties or responsibilities existing at the time this Agreement is executed (including status, office, title and reporting requirements); (iii) the Company’s requiring Executive to be based at, or perform his principal functions at, any office or location other than a location within 35 miles of the Main Office unless such other location is closer to Executive’s then-primary residence than the Main Office; (iv) a material reduction in Base Salary; (v) a material reduction in Executive’s welfare benefits plans, qualified retirement plan, or paid time off benefit unless other senior executives suffer a comparable reduction; and (vi) any purported termination of Executive’s employment under this Agreement by the Company other than for Cause, death or Disability. Prior to Executive’s right to terminate employment for Good Reason, he shall give written notice to the Company of his intention to terminate his employment on account of a Good Reason. Such notice shall state in detail the particular act or acts or the failure or failures to act that constitute the grounds on which Executive’s Good Reason termination is based and such notice shall be given within six (6) months of the occurrence of the act or acts or the failure or failures to act which constitute the grounds for Good Reason. The Company shall have sixty (60) days upon receipt of the notice in which to cure such conduct, to the extent such cure is possible and, if not cured, the Executive shall have sixty (60) days following the expiration of the cure period to terminate employment due to Good Reason. (e) “Main Office” means 600 N. Hurstbourne Parkway, Louisville, Kentucky. (f) “Termination of Employment” means a termination by the Company or by Executive of Executive’s employment with the Company.